1.
This statement is being filed by The Goldman Sachs Group, Inc. (“GS Group”), Goldman, Sachs & Co. (“Goldman Sachs”), GS Capital Partners VI Parallel, L.P. (“GS Parallel”), GS Capital Partners VI Offshore Fund, L.P. (“GS Offshore”), GS Capital Partners VI Fund, L.P. (“GS Cap Partners VI”), GS Capital Partners VI GmbH & CO. KG (“GS Germany” and, together with GS Parallel, GS Offshore and GS Cap Partners VI, the “GS Funds”), GS Advisors VI, L.L.C. (“GS Advisors VI”), Goldman, Sachs Management GP GmbH (“GS GmbH”), GSCP VI Advisors, L.L.C. (“GSCP VI Advisors”) and GSCP VI Offshore Advisors, L.L.C. (“GSCP VI Offshore Advisors” and, together with GS Group, Goldman Sachs, the GS Funds, GS Advisors VI, GS GmbH and GSCP VI Advisors, the “Reporting Persons”).

2.
The shares of Common Stock, par value $0.001 per share (the “Common Stock”), of Benefitfocus, Inc. (the “Company”), reported herein as indirectly purchased and sold were beneficially owned directly by Goldman Sachs and indirectly by GS Group.  Without admitting any legal obligation, Goldman Sachs or another wholly-owned subsidiary of GS Group will remit appropriate profits, if any, to the Company.

3.
Each of the Reporting Persons held shares of Convertible Series A Preferred Stock (the “Series A Preferred Stock”) of the Company prior to the initial public offering of the Common Stock.  The Company’s amended and restated certificate of incorporation provides that each share of its Series A Preferred Stock is convertible into Common Stock at the option of the holder thereof at any time and would be automatically converted into Common Stock upon the closing of the Company’s initial public offering of its Common Stock (the “IPO”).  On the closing date of the IPO, which was September 23, 2013, all of the shares of Series A Preferred Stock were automatically converted on a one-for-one basis into shares of Common Stock.

4.
On September 23, 2013, (i) 1,804,202 shares of Series A Preferred Stock beneficially owned directly by GS Parallel, which may have been deemed to be beneficially owned indirectly by GS Parallel’s general partner, GS Advisors VI, were automatically converted into 1,804,202 shares of Common Stock, (ii) 5,457,326 shares of Series A Preferred Stock beneficially owned directly by GS Offshore, which may have been deemed to be beneficially owned indirectly by GS Offshore’s general partner, GSCP VI Offshore Advisors, were automatically converted into 5,457,326 shares of Common Stock, (iii) 6,561,140 shares of Series A Preferred Stock beneficially owned directly by GS Cap Partners VI, which may have been deemed to be beneficially owned indirectly by GS Cap Partners VI’s general partner, GSCP VI Advisors, were automatically converted into 6,561,140 shares of Common Stock, and (iv) 233,183 shares of Series A Preferred Stock beneficially owned directly by GS Germany, which may have been deemed to be beneficially owned indirectly by GS Germany’s general partner, GS GmbH, were automatically converted into 233,183 shares of Common Stock.

5.
Pursuant to an underwriting agreement, dated September 17, 2013 (the “Underwriting Agreement”), and in connection with the registered public offering of shares of Common Stock, pursuant to the final prospectus dated September 17, 2013, which offering was consummated on September 23, 2013, the GS Funds sold an aggregate of 1,935,000 shares of Common Stock, with (i) GS Parallel selling 248,376 shares of Common Stock, (ii) GS Offshore selling 751,283 shares of Common Stock, (iii) GS Cap Partners VI selling 903,240 shares of Common Stock, and (iv) GS Germany selling 32,101 shares of Common Stock.  On September 20, 2013, the underwriters exercised in full their option under the Underwriting Agreement to purchase additional shares of Common Stock from the GS Funds.  Pursuant to such option to purchase additional shares of Common Stock, the GS Funds sold an aggregate of 740,250 additional shares of Common Stock, with (i) GS Parallel selling 95,018 additional shares of Common Stock, (ii) GS Offshore selling 287,409 additional shares of Common Stock, (iii) GS Cap Partners VI selling 345,542 additional shares of Common Stock, and (iv) GS Germany selling 12,281 additional shares of Common Stock.

6.
Goldman Sachs and GS Group may be deemed to beneficially own indirectly, in the aggregate, the 11,380,601 shares of Common Stock beneficially owned directly by the GS Funds because affiliates of Goldman Sachs and GS Group are the general partner, managing limited partner, managing general partner, managing partner, managing member or member of each of the GS Funds. Goldman Sachs is a wholly-owned subsidiary of GS Group. Goldman Sachs is the investment manager of certain of the GS Funds.

7.
GS Parallel beneficially owns directly 1,460,808 shares of Common Stock, which may be deemed to be beneficially owned indirectly by GS Parallel’s general partner, GS Advisors VI. GS Offshore beneficially owns directly 4,418,634 shares of Common Stock, which may be deemed to be beneficially owned indirectly by GS Offshore’s general partner, GSCP VI Offshore Advisors.  GS Cap Partners VI beneficially owns directly 5,312,358 shares of Common Stock, which may be deemed to be beneficially owned indirectly by GS Cap Partners VI’s general partner, GSCP VI Advisors.  GS Germany beneficially owns directly 188,801 shares of Common Stock, which may be deemed to be beneficially owned indirectly by GS Germany’s general partner, GS GmbH.

8.
The Reporting Persons disclaim beneficial ownership of all shares of Common Stock in excess of their pecuniary interest, if any, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.